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                                                                   EXHIBIT 10.50

                             THE DWYER GROUP, INC.
                             1997 STOCK OPTION PLAN


                                  INTRODUCTION


On December 23, 1997, the Board of Directors of The Dwyer Group, Inc., a Delaware corporation (the "Company"), adopted the following Stock Option Plan:

         1. PURPOSE: The purpose of the Plan is to provide Employees of the Company or its Subsidiaries with a proprietary interest in the Company through the granting of Incentive Options and Nonqualified Options which will:

         (a) increase the interest of the Employees in the Company's welfare;

         (b) furnish an incentive to the Employees to continue their services for the Company; and

         (c) provide a means through which the Company and its Subsidiaries may attract able persons to enter its or their employ.

         2. ADMINISTRATION: The Plan shall be administered by the Committee.

         3. PARTICIPANTS: The Committee shall, from time to time, select the particular Employees of the Company and its Subsidiaries to whom options are to be granted, and who will, upon such grant, become participants in the Plan. The individuals eligible for selection by the Committee shall be those Employees whose performance and responsibilities are determined by the Committee to be influential to the success of the Company and its Subsidiaries.

         4. STOCK OWNERSHIP LIMITATION: No Incentive Option may be granted to an Employee who owns more that 10% of the voting power of all classes of stock of the Company or its Parent or Subsidiaries. This limitation will not apply if the option price is at least 110% of the fair market value of the stock at the time the Incentive Option is granted and the Incentive Option is not exercisable more than five years from the date it is granted.



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         5.      SHARES SUBJECT TO PLAN:  Options may not be granted pursuant to the terms of the Plan for more than 700,000 shares of Common Stock of the Company, but this number shall be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend, stock split, share combination, recapitalization or the like, of or by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoffered under the Plan.

         6. LIMITATION ON AMOUNT: To the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the 1st time by any individual during any calendar year exceeds $100,000 such options shall be treated as options which are not incentive stock options. This paragraph shall be applied by taking options into account in the order in which they were granted.

         7. ALLOTMENT OF SHARES: Grants of options under the Plan shall be as described in this Section 7 of the Plan, provided that the grant of an option shall not be deemed either to entitle the Employee to, or to disqualify the Employee from, participation in any other grant of options under the Plan.

         (a) The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of options to Employees of the Company or its Subsidiaries.

         (b)     Any option granted to a person required to report under
                 Section 16(a) of the Securities Exchange Act of 1934, as amended, must also be approved by the Board in order to be effective.

         8. GRANT OF OPTIONS: The Committee and the Board are authorized to grant both Incentive Options and Nonqualified Options under the Plan. Incentive Options may only be granted to employees within the meaning of
Section 422 of the Internal Revenue Code. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Committee but not inconsistent with the Plan,





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including provisions that may be necessary to assure that any option that is intended to be an Incentive Option will comply with Section 422 of the Internal Revenue Code. Stock option agreements may provide that an option holder may request approval from the Committee to exercise an option or a portion thereof by tendering shares of Common Stock of the Company at the fair market value per share on the date of exercise in lieu of cash payment of the exercise price. Moreover, stock option agreements for Nonqualified Options may provide that the option holder may request approval from the Committee to pay any withholding associated with the Nonqualified Option by tendering shares of Common Stock of the Company at the fair market value per share on the date of the exercise. An option agreement may provide, if the Committee so determines, that upon exercise of the option the Committee may elect to pay, in lieu of receipt from the option holder of the exercise price and issuance of certificates for the shares of stock exercise, an amount equal to the excess of the fair market value per share on the date of exercise over the per share exercise price under the option, multiplied by the number of shares covered by the option or portion thereof being exercised ("Stock Appreciation"). Any such option agreement may provide that the Stock Appreciation shall be paid to the option holder either in cash or in Common Stock or in cash and Common Stock (based on the fair market value of such stock on the date of the exercise by the option holder). The method of payment shall be determined by the Committee in its sole discretion. The option to purchase shares shall terminate with respect to the number of shares for which the stock Appreciation is paid. The Company shall execute stock option agreements upon instructions from the Committee. The Plan shall be submitted to the Company's stockholders for approval. The Committee and the Board may grant options under the Plan prior to the time of stockholder approval, which options will be effective when granted, but if for any reason the stockholders of the Company do not approve the Plan prior to one year from the date of adoption of the Plan by the Board, all options granted under the Plan will be terminated and of no effect, and no option by be exercised in whole or in part prior to such stockholder approval.

         9. OPTION PRICE. The option price for an Incentive Option shall not be less than 100% of the fair market value per share of the Common Stock on the date the option is granted. For any Incentive Option, the Committee shall determine the fair market value of the Common Stock on the date of grant and shall set forth the determination in its minutes, using any reasonable valuation method.




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         10.     OPTION PERIOD.  The Option Period will begin on the date the option is granted which will be the date the Committee authorizes the option unless the Committee specifies a later date. No option may terminate later than ten years from the date the option is granted. The Committee may provide for the exercise of options in installments and upon such terms, conditions and restrictions as it may determine. The Committee may provide for termination of any option in the case of termination of employment.

         11. RIGHTS IN EVENT OF DEATH OR DISABILITY. If a participant dies or becomes disabled [within the meaning of Section 22(e)(3) of the Internal Revenue Code] prior to termination of his right to exercise an option in accordance with the provisions of his stock option agreement without having totally exercised the option, the option agreement may provide that it may be exercised, to the extent of the shares with respect to which the option could have been exercised by the participant on the date of the participant's death or disability, (i) in the case of death, by the participant's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the participant, or (ii) in the case of disability, by the participant or his personal representative, provided the option is exercised prior to the date of its expiration or one (1) year from the date of the participant's death or disability, whichever first occurs. The date of disability of a participant shall be determined by the Committee.

         12. PAYMENT. Unless cash is paid to the participant upon exercise of the option, full payment for shares purchased shall be made in cash or by check or, if allowed by the stock option agreement and approved by the Committee, by tendering shares of Common Stock at the fair market value per share at the time of exercise. Likewise, any withholding associated with a Nonqualified Option may, if allowed by the stock option agreement and approved by the Committee, be paid by tendering shares of Common Stock at the fair market value per share at the time of exercise. No shares may be issued until full payment of the purchase price therefor has been made, and a participant will have none of the rights of a stockholder until shares are issued to him.

         13. EXERCISE OF OPTION. Options granted under the Plan may be exercised during the Option Period, at such times, in such amounts, in accordance with such terms and subject to such restrictions as are set forth below. In no event may an option be exercised or shares be issued pursuant to an option if any requisite action, approval or consent of any





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governmental authority of any kind having jurisdiction over the exercise of options shall not have been taken or secured. If the option agreement does not contain Stock Appreciation provisions, the Committee may offer an option holder, upon such conditions and restrictions as it deems advisable and in lieu of receipt from him of the exercise price and issuance of certificates for the shares of stock exercised, the right to elect to receive payment in cash, Common Stock, or a combination of cash and Common Stock, as the Committee shall determine, in an amount equal to the Stock Appreciation.

         14. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The number of shares of Common Stock covered by each outstanding option granted under the Plan and the option price shall be adjusted to reflect, as deemed appropriate by the Committee, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

         Stock option agreements may provide, upon such terms and conditions determined by the Committee, that in certain events, including sales of all or substantially all of the assets of the Company, mergers, consolidations or other corporate reorganizations, or changes in control of the Company, that the exercisability of options evidenced by such stock option agreements are accelerated effective twenty (20) calendar days before the date of the applicable transaction and thereby the options become fully vested.

         15. NON-ASSIGNABILITY. Options may not be transferred other than by will or by the laws of descent and distribution. During a participant's lifetime, options granted to a participant may be exercised only by the participant or as provided in section 11 hereof.

         16. INTERPRETATION. The Committee shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan at it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations.

         17. AMENDMENT OR DISCONTINUANCE. The Plan may be amended or discontinued by the Board without the approval of the stockholders of the Company, except that any amendment that would (1) materially increase the number of securities that may be





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issued under the Plan, or (2) materially modify the requirements of eligibility for participation in the Plan must be approved by the stockholders of the Company.

         18. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee any right to be granted an option to purchase Common Stock of the Company or any other rights except as may be evidenced by the stock option agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein.

         19. TERM. Unless sooner terminated by action of the Board, this Plan will terminate on December 22, 2007. The Committee may not grant options under the Plan after that date, but options granted before that date will continue to be effective in accordance with their terms.

         20. DEFINITIONS. For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

                 (a)      "Board" means the Board of Directors of the Company.

                 (b) "Committee" means the committee or committees of the Board appointed by the Board to administer the Plan, or in the absence of such a committee, shall mean the entire Board.

                 (c) "Common Stock" means the Common Stock which the Company is currently authorized to issue or may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

                 (d) "Company" means The Dwyer Group, Inc., a Delaware corporation.

                 (e) "Employee" means any employee, officer, director, consultant or advisor, provided that bona fide services shall be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

                 (f) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

                 (g) "Incentive Option" means an option granted under the Plan which meets the requirements of Section 422 of the Internal Revenue Code.





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                 (h)      "Nonqualified Option" means an option granted under
                          the Plan which is not intended to be an Incentive Option.

                 (i) "Option Period" means the period during which an option may be exercised.

                 (j) "Parent" means any corporation in an unbroken chain of corporations ending with the Company if, at the time of granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                 (k) "Plan" means this Stock Option Plan, amended from time to time.

                 (l) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.





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